UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 __________________________________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 4, 2016 (November 1, 2016)
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AGNC INVESTMENT CORP.
(Exact name of registrant as specified in its charter)
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Delaware	001-34057	26-1701984
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2 Bethesda Metro Center, 12th Floor
Bethesda, Maryland 20814
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(301) 968-9300

N/A
(Former name or former address, if changed since last report)
 __________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Employment Agreements

On November 1, 2016, AGNC Mortgage Management, LLC (“AMM”) entered into amended and restated employment agreements with Gary Kain, Chief Executive Officer, President and Chief Investment Officer; Peter J. Federico, Executive Vice President, Chief Financial Officer and Chief Risk Officer; and Christopher J. Kuehl, Senior Vice President, Portfolio Management. The amended and restated employment agreements adjust the compensation and other terms of employment in the employment agreements in effect when AGNC Investment Corp. (the “Company”), acquired AMM on July 1, 2016 (the “Internalization”).

The material terms of these employment agreements, effective November 1, 2016, are as follows:

Term: Each of the employment agreements has a two-year term, which continues to extend on a day-to-day basis and expires two years after delivery of notice from either the executive or the Board of Directors (the “Board”) of the Company that he or it no longer wishes to extend the term.

Annual Base Salary: With respect to Mr. Kain, from November 1, 2016 through December 31, 2016, his annual base salary is $4,400,000; from January 1, 2017 through December 31, 2017, his annual base salary will be $3,400,000; and effective January 1, 2018, his annual base salary will be $1,800,000. By comparison, under his employment agreement in effect at the time of the Internalization, Mr. Kain’s base salary was determined as a percentage of aggregate equity value under management of the Company and MTGE Investment Corp. (“MTGE”), and as of January 1, 2016, his annual base salary was $4,384,744.00. Effective November 1, 2016, each of Messrs. Federico and Kuehl has an annual base salary of $900,000. This adjustment reflects a $100,000 increase in annual base salary for Mr. Federico and the same annual base salary for Mr. Kuehl as included in the agreements in place at the time of the Internalization.

Annual Cash Bonus: Each of the executives is eligible to earn an annual cash bonus, which may range from 0% to 150% of a target value, based on the level of achievement of specified performance measures set by the Compensation and Corporate Governance Committee of the Board (the “Compensation Committee”). With respect to Mr. Kain, for the second half of 2016, the target value of his annual bonus is $3,070,000; for 2017, the target value of his annual bonus will be $6,140,000; and for 2018 and each year thereafter, the target value of his annual bonus will be 400% of his annual base salary. (i.e., $7,200,000). By comparison, under Mr. Kain’s agreement in effect at the time of the Internalization, Mr. Kain’s bonus potential was 200% of his base salary if all performance objectives were fully met, or approximately $8,769,488 based on his base salary as of January 1, 2016. The target value of Mr. Federico’s annual bonus is 200% of his annual base salary, and the target value of Mr. Kuehl’s annual bonus is 178% of his annual base salary. By comparison, under their agreements in effect at the time of the Internalization, Messrs. Federico’s and Kuehl’s bonus potential were 150% and 200% of annual base salary, respectively. With respect to Mr. Kain, for the second half of 2016, his annual cash bonus will be no less than $3,070,000, and for 2017, his annual cash bonus will be no less than $4,605,000. With respect to Mr. Federico, for the second half of 2016, his annual cash bonus will be no less than $810,000, and for 2017, his annual cash bonus will be no less than $1,350,000. With respect to Mr. Kuehl, for the second half of 2016, his annual cash bonus will be no less than $720,000, and for 2017, his annual cash bonus will be no less than $1,200,000.

Annual Long-Term Incentive Award: Subject to approval by the Board, in 2016, each of Messrs. Federico and Kuehl is entitled to receive a long-term incentive award with respect to shares of common stock of the Company that has a fair market value on the date of grant of $740,424 and $1,073,758, respectively, which will vest annually over a three-year period. In addition, subject to approval by the Board, beginning in 2017 and for each year thereafter, each of Messrs. Kain, Federico and Kuehl is entitled to receive an annual long-term incentive award with respect to shares of common stock of the Company that has an aggregate target fair value on the date of grant of $5,400,000, $1,800,000 and $1,400,000, respectively. 50% of such award will vest based upon the achievement of certain specified performance metrics (as determined by the Compensation Committee) measured over a three-year performance period (provided that if the performance-based metrics are exceeded, each of the executives may earn up to 200% of the target number of shares underlying the performance-based portion of the award). The remaining 50% of such award will vest annually over a three-year period. Under the agreements in effect at the time of the Internalization, Messrs. Kain, Federico and Kuehl received time-vested equity award under a performance incentive plan based on aggregate equity value under management of the Company and MTGE. Under the prior agreement, Mr. Kain’s equity based award was based on performance versus specific objectives with a maximum value of $8,962,000 based on aggregate equity under management as of January 1, 2016. Messrs. Federico’s and Kuehl’s equity based awards were each targeted at $2,688,509 based on equity under management as of January 1, 2016 under their prior agreements and were not impacted by any evaluation of performance. In the event that the Company cannot grant any such long-term incentive award to any of the executives, the Company will instead provide a cash award with an equivalent fair value and equivalent vesting terms.

Termination/Severance: The elements of the severance protections under the agreements in effect at the time of the Internalization were modified. If the employment of Messrs. Kain, Federico or Kuehl terminates by reason of a Termination Without Cause or Termination For Good Reason, and such termination does not occur during the 21-month period following a Change of Control (as each such term is defined in the executive’s employment agreement), each such executive would be entitled to the following (as applicable): (a) an amount equal to the product of (i) 2.5 (for Mr. Kain), 1.5 (for Mr. Federico) or 1.0 (for Mr. Kuehl), multiplied by (ii) the sum of (A) the executive’s annual base salary at the time of such termination, plus (B) the target value of the executive’s annual cash bonus for the year in which such termination occurs (which target value for Mr. Kain for 2016 will be deemed to be $6,140,000), paid over 30 months (for Mr. Kain), 18 months (for Mr. Federico) or 12 months (for Mr. Kuehl); (b) a pro rata portion of the annual cash bonus the executive would have been entitled to receive if he had remained employed through December 31 of the year in which such termination occurs (as determined by the Compensation Committee but assuming that he achieved all qualitative and subjective performance metrics at their target level); (c) COBRA reimbursements (or substitute payments) for him and his eligible dependents for up to 18 months; (d) acceleration of any outstanding unvested equity awards; and (e) if such termination occurs on or prior to December 31, 2017 (for Mr. Kain) or on or prior to December 31, 2018 (for Messrs. Federico and Kuehl), a pro rata portion of the aggregate target fair value of the executive’s annual long-term incentive award for such year, paid in cash in a lump sum (the “Pro Rata LTIA Payment”). In addition, if Mr. Kuehl remains unemployed on the first anniversary of such termination, he would be entitled to an amount equal to the product of 0.5, multiplied by the sum of his annual base salary at the time of such termination, plus the target value of his annual cash bonus for the year in which such termination occurred, paid over the following 6 months.

If the employment of Messrs. Kain, Federico or Kuehl terminates by reason of a Termination Without Cause or Termination For Good Reason, and such termination occurs during the 21-month period following a Change of Control, each such executive would be entitled to the following (as applicable): (a) an amount equal to the product of (i) 2.5 (for Mr. Kain) or 1.5 (for Messrs. Federico or Kuehl), multiplied by (ii) the sum of (A) the executive’s annual base salary at the time of such termination, plus (B) the target value of the executive’s annual cash bonus for the year in which such termination occurs (which target value for Mr. Kain for 2016 will be deemed to be $6,140,000), paid in a lump sum; (b) a pro rata portion of the target value of his annual cash bonus for the year in which such termination occurs; (c) COBRA reimbursements (or substitute payments) for him and his eligible dependents for up to 18 months; (d) acceleration of any outstanding unvested equity awards; and (e) if such termination occurs on or prior to December 31, 2017 (for Mr. Kain) or on or prior to December 31, 2018 (for Messrs. Federico and Kuehl), the Pro Rata LTIA Payment.

Restrictive Covenants: Pursuant to their employment agreements, Messrs. Kain and Federico are subject to 18-month post-employment non-compete and non-solicit covenants and Mr. Kuehl is subject to a 6-month post employment non-compete covenant and an 18-month post-employment non-solicit covenant.

The description above is qualified in its entirety by reference to the executives’ amended and restated employment agreements, which are attached as Exhibits 10.1, 10.2 and 10.3 hereto and incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No	Description
10.1	Employment Agreement, dated as of November 1, 2016, by and between AGNC Mortgage Management, LLC and Gary Kain.
10.2	Employment Agreement, dated as of November 1, 2016, by and between AGNC Mortgage Management, LLC and Peter J. Federico.
10.3	Employment Agreement, dated as of November 1, 2016, by and between AGNC Mortgage Management, LLC and Christopher J. Kuehl.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGNC INVESTMENT CORP.

Dated: November 4, 2016	By:	/s/ Kenneth L. Pollack
Kenneth L. Pollack
Senior Vice President, Chief Compliance Officer, General Counsel and Secretary